UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On November 30, 2021, Lineage Cell Therapeutics, Inc. (“Lineage” or the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this report.

The information contained in this Item 7.01, including in Exhibit 99.1 to this report, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Lineage, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On November 30, 2021, Lineage announced that restoration of retinal tissue was observed in a fourth patient enrolled in the Company’s Phase 1/2a clinical study of its lead product candidate, OpRegen. Retinal tissue restoration and improved visual acuity has now been observed in all four better vision patients treated in Cohort 4 of the clinical study, where surgeons successfully covered the majority of the area of atrophy with a suspension of OpRegen cells. Outer retinal layer restoration, which was observed using clinical high-resolution optical coherence tomography (“OCT”), was evidenced by the presence of new areas of retinal pigment epithelium (“RPE”) monolayer with overlying ellipsoid zone, external limiting membrane, and outer nuclear layer, which were not present at the time of baseline assessment. OpRegen is an allogeneic RPE cell transplant in development for the treatment of AMD with geographic atrophy (“GA”), or dry (atrophic) AMD.

OpRegen Phase 1/2a Interim Clinical Trial Results

●	Retinal restoration, reported in four patients to date, persisted from over 12 months to greater than 3 years following treatment and continues to be followed.
●	Restoration was evidenced by the presence of new areas of RPE monolayer with overlying ellipsoid zone, external limiting membrane, and outer nuclear layer, which were not present at the time of baseline assessment.

○	Reductions, or no progression for at least 1 year, was observed in the total area of GA in all four of these better vision Cohort 4 patients.

●	Overall, using the Early Treatment Diabetic Retinopathy Study (ETDRS) assessment of best corrected visual acuity, 7/12 (58%) of each of Cohort 4 patients’ treated eye were at baseline or better at 15 months or last time point, which extends beyond 3 years in some patients. In comparison, at the same time points, 8/12 (67%) were below baseline in those same patients’ fellow untreated eyes.

○	All four retinal restoration patients reported improvements in their visual acuity, which has been maintained for at least 12 months in all four of those patients.
○	After including monitored data changes, the differences in visual acuity between treated and untreated eyes (mean change in Cohort 4 patient BCVA) continued to demonstrate statistical significance at Month 9 (n = 12, p = 0.0280) and Month 12 (n = 12, p = 0.0411), as determined via 2-sided Wilcoxon Signed Rank using NCSS, LLC statistical software, and at Month 15 (n = 7, p = 0.0176).

●	Across the study, in patients with previously reported structural improvements in the retina, decreases in drusen density, and a trend toward slower GA progression in treated compared to untreated eyes continue to be present.
●	Evidence of durable engraftment of OpRegen RPE cells has extended to more than 5 years in the earliest treated patients, supporting the potential for OpRegen to be a one-time treatment.

Overall, OpRegen has been well tolerated to date and there have been no new, unexpected ocular or systemic adverse events or serious adverse events that have not been previously reported.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: December 13, 2021	By:	/s/ George A. Samuel III
	Name:	George A. Samuel III
	Title:	General Counsel and Corporate Secretary